CERTIFICATE OF ELIMINATION
                                       OF
                    SERIES D CONVERTIBLE PREFERRED STOCK AND
                            SERIES E PREFERRED STOCK
                                       OF
                               ARCH WIRELESS, INC.

                       (Pursuant to Section 151(g) of the
                        Delaware General Corporation Law)

          ARCH WIRELESS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that the following resolutions respecting Series D Convertible Preferred Stock and Series E Preferred Stock were duly adopted by the Corporation's Board of Directors:

                    RESOLVED, that no shares of the Corporation's Series D Convertible Preferred Stock or the Corporation's Series E Preferred Stock are outstanding and that no shares of the Series D Convertible Preferred Stock or the Series E Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Series D Convertible Preferred Stock and Series E Preferred Stock; and

                    FURTHER   RESOLVED,   that  the  officers  of  the
          Corporation are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of
          Delaware setting forth these resolutions in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the certificate of designations with respect to the Series D Convertible Preferred Stock and the Series E Preferred Stock.

          In witness whereof, the Corporation has caused this Certificate to be signed by its duly authorized officer this 19th day of January, 2001.

                                          ARCH WIRELESS, INC.


                                          By: /s/ Patricia A. Gray
                                             ----------------------
                                          Name:  Patricia A. Gray
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary